Exhibit 99.1

April 29, 2019: 08:45AM EST

Air Industries Group Announces Improved Financial Results for the First Quarter Ended March 31, 2019 and Reaffirms full Year Guidance

Hauppauge, NY -- (Globe Newswire) – April 29, 2019– Air Industries Group (NYSE AMEX: AIRI):

Air Industries Group (“Air Industries” or the “Company”), an integrated manufacturer of precision equipment assemblies and components for leading aerospace and defense prime contractors announced today its results for the first quarter ended March 31, 2019.

On December 20, 2018, the Company closed on the divestiture of Welding Metallurgy Inc. (“WMI”). In addition, on March 31, 2019 the Company closed Eur-Pac and its subsidiary ECC (“Eur-Pac”). The results referenced and the reconciliation of EBITDA below exclude the results of WMI and Eur-Pac.

Highlights From Continuing Operations for the Three Months Ended March 31.

•	Consolidated net sales from continuing operations were $ 13.9 million for the three months ended March 31, 2019 increasing $ 2.0 million or 16.8% compared to net sales of $ 11.9 million for the three months ended March 31, 2018.
•	Consolidated gross profit for the three months ended March 31, 2019 was $ 2.3 million increasing $ 300,000 or 15.0% compared to $ 2.0 million for the three months ended March 31, 2018. Gross profit as a percentage of sales remained relatively flat at 16.5% and 16.8% for 2019 and 2018 respectively.
•	Operating expenses for the three months ended March 31, 2019 were $ 2.3 million decreasing $ 200,000 or 8% compared to $ 2.5 million for the three months ended March 31, 2018. Included in operating expenses for 2019 was $ 233,000 of stock compensation expense, a non-cash expense, relating to stock option awards. There was no comparable expense for the three months ended March 31, 2018.
•	Operating loss improved by $ 438,000. For the three months ended March 31, 2019 operating loss was $ 62,000 compared to an operating loss of $ 500,000 for the three months ended March 31, 2018.
•	Interest and financing costs for the three months ended March 31, 2019 were $ 963,000 for the three months ended March 31, 2019 as compared to $ 776,000 for the three months ended March 31, 2018. Cash interest paid in 2019 was $ 512,000, compared to $ 390,000 for the three months ended March 31, 2018.
•	Adjusted EBITDA for the three months ended March 31, 2019 as shown in the table below was $ 2 million. Adjusted EBITDA is a non-GAAP financial measure, which is reconciled to the most directly comparable GAAP financial measure and more fully defined in the table below. Included in Adjusted EBITDA is approximately $ 797,000 of gain relating to the sale of our AMK subsidiary, and approximately $ 275,000 of non-cash expense resulting from the strategic relocation of its corporate headquarters to an operating location in February 2019.

Reconciliation of Adjusted EBITDA

For the Three Months Ended March 31, 2019
Net Loss	$(271,000)
Add-backs to EBITDA
Interest Expense & Bank Charges	1,121,000
Depreciation & Amortization	666,000
Income Taxes	1,000
EBITDA	1,517,000
Add-backs to Adjusted EBITDA
Stock Compensation	233,000
Lease Impairment	275,000
Adjusted EBITDA	$2,025,000

Adjusted EBITDA without AMK	$1,228,000

Liquidity Position

Total notes payable and capital lease obligations (the large majority carried as current liabilities) were $ 24.0 million at March 31, 2019 a reduction of approximately $ 1.0 million from December 31, 2018. Effective January 1, 2019, the Company adopted FASB Accounting Standards Codification, or ASC, Topic 842, Leases, which requires capitalizing substantially all leases on the balance sheet. While the effect of ASC 842 increases our capital lease obligations, we have not taken on any additional obligations. This new accounting treatment for leases is not considered here. For the trailing twelve months, ended March 31, 2019, total accounts payable from continuing operations declined by $ 1.6M or 20%.

Fiscal 2019 Guidance

At March 31, 2018, the Company had a fully funded 18-month backlog of over 100 million and has been awarded significant new contracts in the first quarter of 2019. As such, Air Industries reaffirms its guidance that net sales for fiscal 2019 will exceed the $ 44.5 million revenue achieved in fiscal 2018, with Adjusted EBITDA in the range of $ 3.0 to $ 3.5 million in 2019. Our first quarter results, when extrapolated to the full year, will exceed our prior guidance. We are hopeful and do expect that the momentum of the first quarter can be maintained and the results be built upon. We hope to update our guidance when we announce our 2019 second quarter earnings.

CEO Commentary

Lou Melluzzo, CEO of Air Industries said, “Our results for the first quarter of 2019 are very encouraging. Our net sales, and gross profit significantly exceeded the prior year. Our operating expenses remain constrained and operating loss greatly reduced. Our results are the rewards of the significant restructuring efforts of our management and employees for the past 18-months. In recent months, we have announced several major new contracts and we expect more in the coming months. We are also receiving increasing support from our vendors and service suppliers, which is improving our operating efficiency. We continue to be optimistic that we can build on these improvements in the months to come.”

Additional information about the Company can be found in its filings with the SEC.

Investor Conference Call

Management will host a conference call on Monday April 29, 2019 at 4:30PM EST.

Conference Toll-Free Number 1-800 289-0459

Passcode – 201325

ABOUT AIR INDUSTRIES GROUP

Air Industries Group (AIRI) is an integrated manufacturer of precision equipment assemblies and components for leading aerospace and defense prime contractors.

Forward Looking Statements

Certain matters discussed in this press release are 'forward-looking statements' intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company's statements regarding trends in the marketplace, future revenues, earnings and Adjusted EBITDA, the ability to realize firm backlog and projected backlog, cost cutting measures, potential future results and acquisitions, are examples of such forward-looking statements. The forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of projects due to variability in size, scope and duration, the inherent discrepancy in actual results from estimates, projections and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company's control. The factors discussed herein and expressed from time to time in the Company's filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Adjusted EBITDA

The Company uses Adjusted EBITDA, a Non-GAAP financial measure as defined by the SEC, as a supplemental profitability measure because management finds it useful to understand and evaluate results, excluding the impact of non-cash depreciation and amortization charges, stock based compensation expenses, and nonrecurring expenses and outlays, prior to consideration of the impact of other potential sources and uses of cash, such as working capital items. This calculation may differ in method of calculation from similarly titled measures used by other companies and may be different than the EBITDA calculation used by our lenders for purposes of determining compliance with our financial covenants. This Non-GAAP measure may have limitations when understanding performance as it excludes the financial impact of transactions such as interest expense necessary to conduct the Company’s business and therefore are not intended to be an alternative to financial measure prepared in accordance with GAAP. The Company has not quantitatively reconciled its forward looking Adjusted EBITDA target to the most directly comparable GAAP measure because such items such as amortization of stock-based compensation and interest expense, which are specific items that impact these measures, have not yet occurred, are out of the Company’s control, or cannot be predicted. For example, quantification of stock-based compensation is not possible as it requires inputs such as future grants and stock prices which are not currently ascertainable.

Contact Information

Air Industries Group

631-328-7078

ir@airindustriesgroup.com